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                                                                  EXHIBIT 8.2





                                  October 17, 1996



Ford Credit Auto Receivables Two L.P.
The American Road
Dearborn, Michigan 48121


         Re:     Ford Credit Auto Owner Trust 1996-B

Ladies and Gentlemen:

        The undersigned, J. D. Bringard, Vice President--General Counsel of Ford Motor Credit Company (the "Company") has acted as counsel to Ford Credit Auto Receivables Two L.P. (the "Limited Partnership") in connection with (i) the proposed sale by the Company to the Limited Partnership of the property described in Section 2.1(a) of the Purchase Agreement dated as of October 1, 1996 between the Company and the Limited Partnership, (ii) the establishment by the Limited Partnership of the Ford Credit Auto Owner Trust 1996-B (the "Trust") pursuant to the terms of the Amended and Restated Trust Agreement dated as of October 1, 1996 (the "Trust Agreement") between the Limited Partnership and PNC Bank, Delaware, (iii) the proposed assignment by the Limited Partnership to the Trust of the property described in Section 2.1 of the Sale and Servicing Agreement dated as of October 1, 1996 among the Trust, the Limited Partnership and the Company, (iv) the registration by the Limited Partnership under the Securities Act of 1933, as amended, of $5,000,000,000 aggregate principal amount of Asset Backed Securities to be issued by various trusts, (v) the proposed sale by the Trust of a portion of the Asset Backed Securities designated as $310,000,000 Class A-1 5.5138% Money Market Asset Backed Notes, $295,000,000 Class A-2 5.90% Asset Backed Notes, $251,000,000 Class A-3 6.10% Asset Backed Notes, and $150,864,000 Class A-4 6.30% Asset Backed Notes, to be issued under an Indenture dated as of October 1, 1996 between the Trust and The Chase Manhattan Bank, to the Note Underwrit-

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Ford Credit Auto Receivables Two L.P.
October 17, 1996
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ers pursuant to the Note Underwriting Agreement dated October 9, 1996 between the Limited Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Note Underwriters named therein, and (vi) the proposed sale by the Trust of a portion of the Asset Backed Securities designated as $36,519,033.73 6.55% Asset Backed Certificates to be issued under the Trust Agreement, to the Certificate Underwriter pursuant to the Certificate Underwriting Agreement dated October 9, 1996 between the Limited Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Certificate Underwriter.

         In this connection I have examined, or cause to be examined, the following:

         (a) Signed copies of Registration Statement No. 333-1245 on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") on February 28, 1996 and Amendment Nos. 1 and 2 thereto filed with the Commission on April 29, 1996 and May 16, 1996, respectively; and

         (b) Copies of the prospectus included in such Registration Statement and Amendment Nos. 1 and 2 thereto and the Prospectus dated June 11, 1996 as supplemented by the Prospectus Supplement dated October 9, 1996 as filed with the Commission pursuant to Rule 424(b)(2) issued under the Act.

         I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America and the State of Michigan to the extent specifically referred to herein.

         I hereby confirm that the statements set forth in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement under the caption "Summary--Tax Status" as they relate to Michigan state tax matters and in the Prospectus Supplement under the caption "Certain State Tax Consequences," to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared, reviewed or caused

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Ford Credit Auto Receivables Two L.P.
October 17, 1996
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to be reviewed by me and are correct in all material respects.

         I consent to the reference to me under the captions "Certain State Tax Consequences" in the Prospectus Supplement and "Legal Opinions" in the Prospectus and the Prospectus Supplement.


                                                   Very truly yours,

                                                   \s\ J.D. Bringard